For Immediate Release	Editorial Contact: Dave Hage
dave.hage@power-one.com	805.745-1725

Power-One and C&D Technologies Reach

Agreement to License Z-One™ Digital IBA

Camarillo, CA – December 13, 2004 – Power-One, Inc. (Nasdaq: PWER) and C&D Technologies (NYSE: CHP) today announced that an agreement-in-principle has been reached to license Power-One’s Z-One™ Digital Intermediate Bus Architecture (IBA) technology. Under the terms of the agreement, C&D Technologies Power Electronics Division will be authorized to incorporate the “Z” technologies in the designs of their broad range of power conversion products.

C&D intends to design, manufacture, and market Z-One™ Digital IBA Z-One compliant power systems, which include point of load converters that are virtually identical to Power-One’s Z-Series. This alliance is a major step in accelerating adoption of the Z-One technology. Customers will have an open source of supply, making the Z-One technology available to a broad array of customers in diverse markets.

Steve Goldman, Power-One’s Chairman and CEO, commented, “With the recent acquisitions of Datel and the former Power Systems Division of Celestica, Inc., C&D Technologies is now one of the major companies in the DC/DC power market. Its global customer base, leadership and vision are expected to help propel the Z-One power system into many different markets throughout the world, while allowing C&D to share in the benefits of the industry’s first open-architecture power management solution.”

This important early adoption and licensing by C&D Technologies demonstrates the compelling technological and reliability advantages of the Z-One architecture. The maXyz “Z” architecture and power management allows key power-system components of a system to communicate with each other in real-time, enabling monitoring, reporting, and providing the capability to make power system changes “on-the-fly”. Customers can use the unique features and functionality of the power system to provide competitive advantages for their products.

Discussing the agreement, James D. Johnson, Vice President and General Manager of the C&D Technologies Power Electronics Division, stated, “We are pleased to join with Power-One and be part of the open source Z-One architecture. Power system management is one of the most important functions in power design, and the Z-One power architecture provides significant advantages in this area. This technology is the only digitally integrated power system currently available and allows designers to achieve a new level of power system integration. The Z-One power system addresses both power conversion and power management, with key features including up to a potential 90% reduction in design time, components, and PCB traces. Further, we intend to leverage the technology to develop custom DC/DC and AC/DC solutions for our customers.”

The Z-One Digital IBA technology uses the de facto standard I2C bus to communicate with the host computer or a Windows™ graphical user interface (GUI). Power-One believes that using a standard interface and licensing the technology will accelerate market acceptance of the Z-One architecture. Power-One’s open architecture strategy embraces multiple licensing arrangements for both power conversion modules, as well as its internally developed IC’s, including one of the world’s first digital controllers (Digital PWM).

Mr. Goldman commented further, “We are extremely pleased to be able to announce this agreement-in-principle so soon after production release. Our licensing strategy has been to wait until production-qualified products were available, rather than forming alliances based on yet-to-be defined protocols and specifications. We developed a standard protocol over two years ago and believe that our technology is ahead of our competition by about that amount of time. During this period we have aggressively pursued and protected our expanding Intellectual Property (IP) through the numerous patents and claims that we have filed as early as 2002. In fact, those efforts have begun to bear fruit as the U.S. Patent Office has begun to issue patents covering our technology, with many more patents pending.”

Conference Call
Power-One management will hold a conference call today, December 13th at 1:30 p.m. PT (4:30 p.m. ET) to discuss this release. To listen to the live call, please go to the Investor Relations section of the website at www.power-one.com.

About Power-One, Inc.
Power-One is one of the largest manufacturers of power conversion products in the world and is listed in the S&P 500. Products are sold to telecommunications and Internet service providers and equipment manufacturers. Power-One, with headquarters in Camarillo, CA, has global sales offices and manufacturing and R&D operations in China, Dominican Republic, Ireland, Norway, Slovakia, Switzerland, and the United States.

For more information, please visit www.power-one.com. Power-One products are not designed, intended for use in, or authorized for use as critical components in life support systems, equipment used in hazardous environments, or nuclear control systems without the express written consent of the respective divisional president of Power-One, Inc. The appearance of products, including safety agency certifications pictured on labels, may change depending on the date manufactured. Specifications are subject to change without notice.

About C&D Technologies
C&D Technologies, Inc. is a technology company that produces and markets systems for the conversion and storage of electrical power, including telecom/industrial batteries, rectifiers and electronics. This specialized focus has established the company as a leading and valued supplier of products in three major categories — reserve power systems, electronic power supplies and material handling systems. Corporate headquarters are in Blue Bell, Pennsylvania, USA and the company is traded on the NYSE under the symbol ‘CHP’.

The Power Electronics Division of C&D Technologies, Inc. has its headquarters in Tucson, Arizona, USA, with manufacturing in USA, Mexico, UK and China and sales locations in USA, UK, France, Germany, China and Japan. The division designs, manufactures and distributes DC/DC converters, AC/DC power supplies and magnetics, and offers these products in custom, standard and modified-standard variations. These products, which are built to exacting requirements in ISO9000:2000-approved facilities, are typically used in telecommunications, industrial and other high-tech applications by Original Equipment Manufacturers (OEMs) to a variety of customers worldwide.

In 2004 the product portfolio and the global design and manufacturing capabilities of the Power Electronics Division were significantly enhanced as a result of three key acquisitions. In May 2004 C&D acquired UK-based Celab Limited, a designer and manufacturer of power conversion products for military, CATV and high-end telecommunications applications. In June 2004, the company acquired Datel, Inc., an US-based producer of a comprehensive portfolio of medium-power DC/DC conversion technologies, data acquisition products and digital panel meters. In September C&D completed the acquisition of CPS, the former Power Systems Division of Celestica, Inc., a Canadian manufacturer of DC/DC and AC/DC power supplies.

This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “may,” “continue,” “anticipate,” “forecast,” “will,” and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Future results may be adversely affected by various factors including any general economic slowdown, pricing pressure resulting from need to respond to market conditions, a downturn or other disruption of the market trends within the communications industry, continued foreign exchange losses, market acceptance of the Company’s new products, delays or cancellations of new product designs by customers, ability to successfully negotiate license agreements, and increased R&D expenditures above previous levels. See “Risk Factors” in the Company’s 2003 Form 10-K on file with the Securities and Exchange Commission for greater detail regarding factors that constitute cautionary statements with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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